Exhibit 16(b)

POWER OF ATTORNEY

We, the undersigned Directors or Trustees, as the case may be, of the following investment companies:

Fidelity Aberdeen Street Trust	Fidelity Hereford Street Trust
Fidelity Advisor Series I	Fidelity Income Fund
Fidelity Advisor Series II	Fidelity Investment Trust
Fidelity Advisor Series IV	Fidelity Magellan Fund
Fidelity Advisor Series VII	Fidelity Massachusetts Municipal Trust
Fidelity Advisor Series VIII	Fidelity Money Market Trust
Fidelity Beacon Street Trust	Fidelity Mt. Vernon Street Trust
Fidelity Boylston Street Trust	Fidelity Municipal Trust
Fidelity California Municipal Trust	Fidelity Municipal Trust II
Fidelity California Municipal Trust II	Fidelity New York Municipal Trust
Fidelity Capital Trust	Fidelity New York Municipal Trust II
Fidelity Central Investment Portfolios LLC	Fidelity Newbury Street Trust
Fidelity Charles Street Trust	Fidelity Oxford Street Trust
Fidelity Colchester Street Trust	Fidelity Phillips Street Trust
Fidelity Commonwealth Trust	Fidelity Puritan Trust
Fidelity Concord Street Trust	Fidelity Revere Street Trust
Fidelity Congress Street Fund	Fidelity School Street Trust
Fidelity Contrafund	Fidelity Securities Fund
Fidelity Court Street Trust	Fidelity Select Portfolios
Fidelity Court Street Trust II	Fidelity Summer Street Trust
Fidelity Covington Trust	Fidelity Trend Fund
Fidelity Destiny Portfolios	Fidelity Union Street Trust
Fidelity Devonshire Trust	Fidelity Union Street Trust II
Fidelity Exchange Fund	Variable Insurance Products Fund
Fidelity Financial Trust	Variable Insurance Products Fund II
Fidelity Fixed-Income Trust	Variable Insurance Products Fund III
Fidelity Garrison Street Trust	Variable Insurance Products Fund IV
Fidelity Hanover Street Trust	Variable Insurance Products Fund V
Fidelity Hastings Street Trust

plus any other investment company for which Fidelity Management & Research Company or an affiliate acts as investment adviser and for which the undersigned individuals serve as Directors or Trustees (collectively, the “Funds”), hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Funds and hereby constitute and appoint Joseph R. Fleming, John V. O’Hanlon, Robert W. Helm and Anthony H. Zacharski each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, Form N-8A, Form N-14, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after May 17, 2007.

WITNESS our hands on this seventeenth day of May 2007.

/s/ James C. Curvey	/s/ Marie L. Knowles
James C. Curvey	Marie L. Knowles

/s/ Dennis J. Dirks	/s/ Ned C. Lautenbach
Dennis J. Dirks	Ned C. Lautenbach

/s/ Albert R. Gamper	/s/ Cornelia M. Small
Albert R. Gamper	Cornelia M. Small

/s/ George H. Heilmeier	/s/ William S. Stavropoulos
George H. Heilmeier	William S. Stavropoulos

/s/ James H. Keyes	/s/ Kenneth L. Wolfe
James H. Keyes	Kenneth L. Wolfe